Exhibit 5.1

January 18, 2011

Pharmasset, Inc.

303-A College Road East

Princeton, NJ 08540

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Pharmasset, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to be offered and sold by the Company (the “Company Shares”) or by certain selling stockholders of the Company (the “Selling Stockholder Shares” and together with the Company Shares, the “Shares”), from time to time, as set forth in the prospectus which forms a part of the Registration Statement, and as may be set forth in one or more supplements to the prospectus after the Registration Statement becomes effective.

You have requested that we render the opinions set forth in this letter and we are furnishing this opinion pursuant to the requirements of Item 601(b)(5) of Regulation S-K promulgated by the Commission under the Securities Act.

We have examined (1) the Registration Statement, (2) the exhibits to the Registration Statement, including, without limitation, the form of share certificate for Common Stock, (3) the Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate”) and Second Amended and Restated Bylaws, as amended (the “Bylaws”), as in effect on the date hereof, (4) certain resolutions of the Board of Directors of the Company and (5) such other documents, corporate records, and instruments, and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents and that the Company Shares will be issued by the Company against payment of valid consideration under applicable law. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We express no opinion herein as to the law of any state or jurisdiction other than the laws of the State of Delaware, including statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such laws of the State of Delaware, and the federal laws of the United States of America.

For the purposes of the opinions set forth below, we have assumed that the issuance of, and certain terms of, the Company Shares that may be issued from time to time and the Selling Stockholder Shares that may be resold from time to time, as well as any agreements entered into in connection therewith, will have been, in the case of the Company Shares, or have been, in the case of the Selling Stockholder Shares, duly authorized and established by proper action of the Company, consistent with the procedures and terms described in the Registration Statement and in accordance with the Certificate, the Bylaws and applicable Delaware law, in a manner that does not violate any law, government or court-imposed order, restriction, agreement or instrument then binding on the Company (the “Authorizing Proceedings”).

Pharmasset, Inc.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

1. Upon the completion of all Authorizing Proceedings relating to the Shares and the due execution, countersignature and delivery of certificates evidencing such Shares and assuming that at the time of any offering or sale of such Company Shares, the Company shall have such number of shares of Common Stock as are included in such offering or sale authorized and available for issuance, the Company Shares will be duly authorized and, when and if delivered against payment therefore in accordance with the resolutions of the Board of Directors of the Company authorizing their issuance, will be validly issued, fully paid and nonassessable.

2. The Selling Stockholder Shares are validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect. An additional legal opinion shall be issued and filed with the Commission upon the issuance of the Shares in accordance with the terms of the Registration Statement.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm’s name under the caption “Legal Matters” in the Registration Statement, the related prospectus and any prospectus supplement included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

As counsel to the Company, we have furnished this opinion in connection with the filing of the Registration Statement. Except as otherwise set forth herein, this opinion may not be used, circulated, quoted or otherwise referred to for any purpose or relied upon by any other person without the express written permission of this firm.

Very truly yours,

/s/ Pepper Hamilton LLP
Pepper Hamilton LLP